SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported July 1, 2005)

NOMURA ASSET ACCEPTANCE CORPORATION

(as depositor under the Pooling and Servicing Agreement,

dated as of February 1, 2005, providing for the issuance of

Nomura Asset Acceptance Corporation, Alternative Loan Trust Series 2005-AP1, Mortgage Pass-Through Certificates)

NOMURA ASSET ACCEPTANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-109614	13-3672336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two World Financial Center, Building B, 21st Floor, New York, New York		10281
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 667-9300.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Pooling & Servicing Agreement

On February 28, 2005, a series of certificates, entitled Nomura Asset Acceptance Corporation, Alternative Loan Trust Series 2005-AP1, Mortgage Pass-Through Certificates (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of February 1, 2005 (the “Agreement”), among Nomura Asset Acceptance Corporation as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as seller (the “Seller”), GMAC Mortgage Corporation as a servicer (“GMAC”) and Wells Fargo Bank, National Association as trustee (the “Wells Fargo”), which Agreement was the subject of, and exhibit to a Form 8-K filed with the United States Securities & Exchange Commission on March 15, 2005.The seller, as owner of the Mortgage Loans sold to the trust fund, retained certain rights relating to the servicing of the Mortgage Loans, including the right to terminate and replace GMAC at any time, without cause. As of July 1, 2005, the Seller sold the servicing rights to Wells Fargo Bank, N.A. Due to the statutory requirements of ERISA, Wells Fargo as servicer could not retain its position as trustee. Accordingly, HSBC Bank USA, National Association (“HSBC”) accepted an appointment as trustee. As a result, the Depositor, the Seller, Wells Fargo and HSBC entered into an Assumption, Appointment and Amendment Agreement to the Agreement (the “Amendment”), dated as of July 1, 2005, attached hereto as Exhibit 4.1. The Amendment reflects the appointments of Wells Fargo as servicer and HSBC as trustee.

Item 9.01	Financial Statements and Exhibits
	(a)	Not applicable
	(b)	Not applicable
	(c)	Exhibits
Exhibit No.		Description
4.1

Assumption, Appointment and Amendment Agreement, dated as of July 1, 2005, to the Pooling and Servicing Agreement, dated as of February 1, 2005, by and among the Seller, the Depositor, Wells Fargo and HSBC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 Dated: August 1, 2005

NOMURA ASSET ACCEPTANCE CORPORATION

By:/s/ John P. Graham

Name: John P. Graham

Title:	President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.1	Assumption, Appointment and Amendment Agreement, dated as of July 1, 2005, to the Pooling and Servicing Agreement, dated as of February 1, 2005, by and among the Seller, the Depositor, Wells Fargo and HSBC.	7